Comparison of change in value of $10,000 investment in Dreyfus U.S. Treasury Long Term Fund and the Merrill Lynch Governments, U.S. Treasury,
Long-Term (10 Years and Over) Index

EXHIBIT A:

                                      Merrill Lynch
                                      Governments,
                Dreyfus              U.S. Treasury,
             U.S. Treasury             Long-Term
 PERIOD        Long Term          (10 Years and Over)
                 Fund                    Index *

12/31/91        10,000                   10,000
12/31/92        10,755                   10,794
12/31/93        12,539                   12,654
12/31/94        11,388                   11,712
12/31/95        14,223                   15,305
12/31/96        14,346                   15,153
12/31/97        16,025                   17,417
12/31/98        17,751                   19,777
12/31/99        16,305                   18,074
12/31/00        19,199                   21,723
12/31/01        19,682                   22,640


* Source: Lipper Inc.